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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: SEPTEMBER 22, 1999
                       ----------------------------------
                        (Date of Earliest Event Reported)


                          MEDICAL GRAPHICS CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)


           MINNESOTA                     0-9899                 41-1316712
           ---------                     ------                 ----------
         (State or other              (Commission             (I.R.S.  Employer
          jurisdiction                 File Number)          Identification No.)
         of Incorporation)


                              350 OAK GROVE PARKWAY
                              SAINT PAUL, MN 55127
                              --------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (612) 484-4874



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ITEMS 1 -4, 6 AND 8

Not applicable.

ITEM 5.  OTHER EVENTS.

             On September 22, 1999, Medical Graphics Corporation ("Medical Graphics") entered into an Agreement and Plan of Merger (the "Agreement") with Angeion Corporation ("Angeion") a publicly held company headquartered Minnesota, under which Angeion will acquire all of the outstanding shares of Medical Graphics for $2.15 per share.

             The acquisition, which will be accounted for as a purchase, will result in Medical Graphics becoming a wholly owned subsidiary of Angeion. In connection with the merger, each issued and outstanding share of Medical Graphics common stock shall be converted into the right to receive $2.15 in cash per share. The closing of this acquisition is subject to approval by the Medical Graphics shareholders and the satisfaction of other closing conditions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

2 Agreement and Plan of Merger by and among Medical Graphics Corporation, a Minnesota Corporation, Angeion Corporation, a Minnesota Corporation, and ANG Acquisition Corp., a Minnesota Corporation, dated as of September 22, 1999, incorporated by reference to Exhibit 2 of the Current Report on Form 8-K filed by Angeion Corporation on October 5, 1999.

99 Press release dated September 23, 1999, incorporated by reference to Exhibit 99 of the Current Report on Form 8-K filed by Angeion Corporation on October 5, 1999.




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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MEDICAL GRAPHICS CORPORATION



                                            By    /s/ Richard E. Jahnke
                                                  ------------------------------
                                                  Richard E. Jahnke
                                                  Chief Executive Officer


October 7, 1999